UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Tier ii offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Hemp Naturals INC.

(Exact name of registrant as specified in its charter)

Date: January 29, 2016

Delaware	3990	47-5604166
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

16950 North Bay Road, Suite 1803
Sunny Isles Beach, Florida 33160

Telephone: 347-301-8431

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR

Hemp Naturals, Inc.

10,200,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Hemp Naturals, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Hemp Naturals, Inc.” are offering 9,000,000 shares of our common stock and our selling shareholders are offering 1,200,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Levi Jacobson. Mr. Jacobson is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 9,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.03 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 9,000,000 shares being offered by the Company are sold, the Company will receive $270,000 in gross proceeds. Assuming 6,750,000 shares (75%) being offered by the Company are sold, the Company will receive $202,500 in net proceeds. Assuming 4,500,000 shares (50%) being offered by the Company are sold, the Company will receive $135,000 in net proceeds. Assuming 2,250,000 shares (25%) being offered by the Company are sold, the Company will receive $67,500 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.03	Not applicable	$0.03
Minimum Purchase	None	Not applicable	Not applicable
Total (9,000,000 shares)	$9,000,000	Not applicable	$270,000

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$0.03	Not applicable	$0.03
Minimum Purchase	None	Not applicable	Not applicable
Total (1,200,000 shares)	$1,200,000	Not applicable	$36,000

Currently, Levi Jacobson, our CEO and Maryna Bleier, our Secretary, each own approximately 49.18% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares and those shares being offered on behalf of the company are sold, both Mr. Jacobson and Ms. Bleier will each hold or have the ability to control approximately 25.94% of the voting power of our outstanding capital stock.

*Levi Jacobson will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Jacobson’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Jacobson may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Jacobson will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. Jacobson’s shares, they will be sold at a fixed price of $0.03 for the duration of the offering.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $35,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of Hemp Naturals, Inc.

We and our executive team, directors, and any affiliates, once we are reporting, do not have any intentions for us to be used as a vehicle for a private party to acquire us or to purchase us in an effort to take their own Company public in the sense that they would become SEC Reporting.

It should be noted that our company is currently a shell company. We have performed limited business operations and have generated no revenue to date.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE offering circular.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your invest-ment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is January 29, 2016

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

offering circular SUMMARY

In this offering circular, ‘‘Hemp Naturals,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Hemp Naturals, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending November 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 13, 2015.

The Company intends to offer consumer goods that are made of industrial hemp and or the non psychoactive ingredients of the cannabis plant.

Our executive office is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160.

Our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations. We will receive proceeds from the sale of 9,000,000 shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. There is uncertainty that we will be able to sell any of the 9,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this offering circular and the filing of this Offering Statement, estimated at $35,000, are being paid for by the Company.

We and our executive team, directors, and any affiliates, once we are reporting, do not have any intentions for us to be used as a vehicle for a private party to acquire us or to purchase us in an effort to take their own Company public in the sense that they would become SEC Reporting.

It should be noted that our company is currently a shell company. We have performed limited business operations and have generated no revenue to date.

Because our Chief Executive Officer and sole Director Levi Jacobson may be unwilling or unable to provide any additional capital to us, we believe that if we do not raise additional capital within 12 months of the qualified date of this Offering Statement, we may be required to suspend or cease the implementation of our business plan.

*Levi Jacobson, our CEO will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Jacobson’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Jacobson may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Jacobson will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. Jacobson’s shares, they will be sold at a fixed price of $0.03 for the duration of the offering.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors on page 6.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 12,200,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 10,200,000 shares of common stock. These shares represent 9,000,000 additional shares of common stock to be issued by us and 1,200,000 shares of common stock to be offered by our selling stockholders. We may endeavor to sell all 9,000,000 shares of common stock after this registration becomes qualified. Upon qualification of this Offering Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.03 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.03 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholders will be utilized or given to the company. Mr. Jacobson will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Jacobson will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Jacobson’s shares, they will be sold at a fixed price of $0.03 for the duration of the offering.

*Levi Jacobson will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Jacobson’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Jacobson may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Jacobson will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

9,000,000 shares of common stock, at a fixed price of $0.03 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	1,200,000 shares of common stock, at a fixed price of $0.03 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.03 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	12,200,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	21,200,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock	no preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	no preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.03.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.03 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, to purchase inventory, and to develop a Company website that we can sell our goods through. We also intend to use some of the gross proceeds to research and develop our own, to be identified products.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 10,200,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Levi Jacobson will sell the 9,000,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $35,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, Levi Jacobson, our CEO and Maryna Bleier, our Secretary, each own approximately 49.18% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares and those shares being offered on behalf of the company are sold, both Mr. Jacobson and Ms. Bleier will each hold or have the ability to control approximately 25.94% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements as of November 30, 2015 and for the period from November 13, 2015 (Inception) to November 30, 2015.

Hemp Naturals, Inc.
Balance Sheet

November 30, 2015

ASSETS

CURRENT ASSETS:
Cash	$100

Total Current Assets	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Accrued expenses	3,099

Total Liabilities	3,099

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ( $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2015)	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 12,200,000 shares	1,220
issued and outstanding as of November 30, 2015)

Additional paid in capital	10,100

Accumulated deficit	(14,319)
Total Stockholders' deficit	(2,999)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$100

Hemp Naturals, Inc.
Statement of Operations

For the period from November 13 (date of inception) to November 30, 2015

Operating Expenses

General and Administrative Expenses	$14,319
Total Operating Expenses	14,319

Operating loss	(14,319)

Net loss	$(14,319)

Loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding	12,015,385

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $100 as of November 30, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Levi Jacobson, our Chief Executive Officer, and our Secretary Maryna Bleier. whom have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees in the event that the Company has insufficient funds. Neither party however has any formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $270,000 of funding from this offering. Being an early stage company of which has generated no revenue, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

We and our executive team, directors, and any affiliates, once we are reporting, do not have any intentions for us to be used as a vehicle for a private party to acquire us or to purchase us in an effort to take their own Company public in the sense that they would become SEC Reporting.

It should be noted that our company is currently a shell company. We have performed limited business operations and have generated no revenue to date.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established industry participants and new market entrants.

Our competition in the hemp industry is highly competitive with numerous participants from new market entrants and established industry participants. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt more quickly to changes in customer requirements and reach customers easily from all over the globe.

The Company has not generated any revenues to date since our inception November 13, 2015.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy is still in the early stage. Our business and operations should be considered to be in the early stage and subject to all of the risks inherent in the establishment of an emerging business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions imposed upon Industrial Hemp within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The U.S. laws pertaining to the importation and exportation of hemp based products may adversely affect our ability to fully implement our business plan.

In the United States today the U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp. What this means is that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States such products with THC are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1. Negotiate and maintain contracts and agreements with acceptable terms;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for industrial hemp products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

A failure to manage our growth effectively could harm our business and offering results.

Financial and management controls, and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. Our failure to manage our growth effectively could harm our business and operating results.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline

Our success depends on the value created by Hemp Naturals. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

Any acquisitions that we make could disrupt our business and harm our financial condition

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the Hemp industry could decrease our market share.

The hemp industry is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the hemp industry, we may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the hemp industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the hemp industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number and quality of products we will have available for sale;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

• Web traffic to our future website;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current Chief Executive Officer, Levi Jacobson, beneficially owns approximately or has the right to vote on 49.18% of our outstanding common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Jacobson could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Jacobson’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Levi Jacobson, our Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Levi Jacobson, our Chief Executive Officer. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 12,200,000 shares are issued and outstanding as of November 30, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to one hundred (100) shares of common stock.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Hemp Naturals, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Levi Jacobson will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Jacobson is going to be selling shares on behalf of the Company in this offering. Mr. Jacobson is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Jacobson’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our Chief Executive Officer, Levi Jacobson, does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Jacobson does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Levi Jacobson, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $65,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

Throughout history Hemp has been a valued domesticated plant with origins dating back to the fifth century B.C. Although the United States is one of the few countries that does not allow hemp to be grown domestically (per the Controlled Substance Act) it also has the largest amount of hemp imported. The reasoning behind this is because the federal government does not distinguish between the various strains of cannabis such as those that are grown exclusively for the durability of hemp material. While the federal law still remains in effect, it should be noted that recently a number of states have begun to enact state laws that allow for the growth of hemp. This hemp material goes into rope, fabric, textiles, beauty supplies, and even food and beverages.

Hemp is one of the most environmentally friendly crops, requiring few, if any pesticides, and is also biodegradable. Unfortunately, hemp has a negative stigma associated to it which is mostly caused by the fact that cannabis can bud Δ9-tetrahydrocannabinol (THC). Industrial hemp material generally contains less than 0.3% of THC while cannabis grown for marijuana use sometimes contains upwards of 20%. Ingestion or use of industrial hemp based products does not have psychoactive effects due to the very low quantity of THC, if there is any at all. This does make industrial hemp legal for sale within the United States so long as it follows certain guidelines, however the fact that there is this association with THC does, invariably, because some negative stigmas due to a lack of understanding on the differences between the goods.

It is estimated that in the United States the market for hemp based products may be 500,000,000 million dollars per year, although an exact number has not been determined.  Between 156 and 171 million dollars of this market is made up of body care items and food based supplements. 100 million is associated with hemp based clothing and textiles. The remaining balance is associated with an array of various other hemp based goods.

“However, as we transition to a future that embraces more sustainable agriculture practices industrial hemp can help lead the way. With focused and sustained research and development, hemp could spur dramatic positive ecological and economic benefits. For instance, renewable, fast-growing hemp is a substitute for many unsustainable products like non-organic cotton (which currently uses more than 25 percent of the world’s insecticides and more than 10 percent of the world’s pesticides) and many plastic products.” This paragraph is according to an article found at Forbes at the following link: http://www.forbes.com/sites/ashoka/2013/05/29/industrial-hemp-a-win-win-for-the-economy-and-the-environment/

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 13, 2015.

On November 18, 2015 Levi Jacobson was appointed as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and Director.

On November 18, 2015 Maryna Bleier was appointed as Secretary.

On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson and 6,000,000 shares of restricted common stock to Maryna Bleier. The shares were issued in exchange for developing the Company’s business plan. No monies were paid for the shares and they were issued at par value which is .0001.

On November 30, 2015, V Financial Group LLC was issued 200,000 shares of restricted common stock with a par value of $.0001 for services rendered to the Company. Thomas DeNunzio is the controlling party for V Financial Group LLC.

Business Information

Hemp Naturals, Inc. is an early stage company that plans to research, develop, acquire and sell products made of industrial hemp. While the company will have a wide range of products and supplementary goods to go with our primary line up, the focus will be, at least initially, upon clothing made out of industrial hemp. Our additional products may include, but not be limited to, nutritional hemp health supplements, hemp shakes and/or foods, and beauty supply products with hemp as the key ingredient.

One of the keys to the success of our future business will be establishing positive and long lasting relationships with companies which manufactures products made out of industrial hemp. If we can acquire these products wholesale and at low prices, we will be able to subsequently resell them under the Hemp Naturals name to the general population at a significant profit. Of course, this depends upon our ability to forge these long lasting and positive relationships with, as of yet, unidentified manufacturers. Currently, the company has no products or goods for sale.

The growing demand and need for hemp products gives us an ideal environment in which to enter the already competitive hemp industry. As the demand grows, and indeed it has continued to grow steadily over the past several years, so too does the need for high quality goods. Through an aggressive marketing plan which will primarily utilize social media, but may also rely on print media, radio spots, and other as of yet unnamed methods, we aim to become the first retailer that enters an individual’s mind when they think of hemp goods.

Hemp Naturals will be utilizing a portion of the generated funds in order to create a website which will have an online marketplace. This online retail space will allow our future customers to purchase goods directly through our site, and should allow us to offer our goods worldwide. Through this business method we will have to charge our customers a delivery fee in order to cover the cost of shipping, and so in order to keep the cost to our customers as low as possible we will also begin the search for a physical retail space. We will be renting this space rather than purchasing it, in order to keep costs down while we are in the growth stage of our operations, and have allocated a portion of the money we intend to raise to this purpose.

There has been some controversy surrounding industrial hemp, due to the fact that it comes from the same plant as marijuana. Due to these concerns, and the illegal nature of the sale of marijuana in the majority of states within the United States, Hemp Naturals, Inc. plans to follow all federal regulations and statutes pertinent to the sale of hemp-based goods. Hemp Naturals does not intend to import or export any products containing THC. The U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp, meaning that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States these products are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected and even if our products contain no THC there exists the possibility that any hemp-based products could be deemed illegal if a change in law were to occur. There are no foreign countries, to our knowledge, that have laws which could negatively affect the importation or exportation of our hemp based products since they will not contain any THC.

Business Operations Following this Offering

As mentioned previously, following this offering we will immediately begin our search for a third party company to develop our corporate website for us to list our future goods for sale. As our website is being developed we will also begin the search for reputable brands that supply wholesale hemp goods at prices we can mark up and subsequently sell to the consumer. This we will do through our website, although we do have plans to sell goods directly from a physical retail space. We intend for our retail space to be located in Florida within a reasonable distance of our main headquarters located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160. Our main headquarters however, is not intended to serve as a retail space in which goods will be sold directly to the consumer. Rather it will serve as a space for general corporate purposes. We may however, utilize this space to hold inventory until a suitable retail space can be acquired. Due to our limited financial resources and the funds we speculate that we will have following this offering, we intend to rent rather than purchasing a retail space.

We also intend to hire several employees depending on our financial condition. We plan to hire employees with certain skill sets that may help us grow our business. We hope to initially begin by hiring a salesperson and marketing expert if we have enough funds to support this endeavor. We may however, be limited to only hiring one employee or we may not be in a position to hire any employees. If this occurs we will attempt to increase operations on our own or with the one employee until our revenues will allow us enough funds to pay for such costs.

Employees

As of January 29, 2016 we have two part time employees, Levi Jacobson our Chief Executive Officer and Maryna Bleier our Secretary.

Currently, both Mr. Jacobson and Ms. Bleier have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

The industry in which Hemp Naturals, Inc. competes is highly competitive. Many Companies offer hemp based goods such as clothes, cosmetics, and foods and at competitive prices. As we are small and have very limited resources we may not be able to compete with our larger, better financed competitors. We may also not be able to offer our goods at as low of prices at our competitors, making it difficult to make sales, and increase brand awareness.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $270,000 as anticipated.

If 9,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Rent Money for Future Retail Space	$20,000
Purchase of Inventory	$50,000
Website Development	$10,000
Marketing Budget	$40,000
Operating Capital	$35,000
Hire Staff	$80,000
Offering Expenses	$35,000
TOTAL	$270,000

If 6,750,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Rent Money for Future Retail Space	$20,000
Purchase of Inventory	$37,500
Website Development	$10,000
Marketing Budget	$30,000
Operating Capital	$20,000
Hire Staff	$50,000
Offering Expenses	$35,000
TOTAL	$202,500

If 4,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Rent Money for Future Retail Space	$15,000
Purchase of Inventory	$20,000
Website Development	$5,000
Marketing Budget	$10,000
Operating Capital	$10,000
Hire Staff	$40,000
Offering Expenses	$35,000
TOTAL	$135,000

If 2,250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Rent Money for Future Retail Space	$7,500
Purchase of Inventory	$10,000
Website Development	$5,000
Marketing Budget	$5,000
Operating Capital	$5,000
Offering Expenses	$35,000
TOTAL	$67,500

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.03 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

The values in the table immediately following are rounded to the nearest hundredths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.03	$0.03	$0.03
Book Value Per Share Before the Offering	$0.00	$0.00	$0.00
Book Value Per Share After the Offering	$0.00	$0.01	$0.01
Net Increase to Original Shareholder	$0.00	$0.01	$0.01
Decrease in Investment to New Shareholders	$0.03	$0.02	$0.02
Dilution to New Shareholders (%)	100%	66.67%	66.67%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(2,999)
Net proceeds from this offering	270,000
$267,001
Denominator:
Shares of common stock outstanding prior to this offering	12,200,000
Shares of common stock to be sold in this offering offered by the Company (100%)	9,000,000
21,200,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(2,999)
Net proceeds from this offering	135,000
$132,001
Denominator:
Shares of common stock outstanding prior to this offering	12,200,000
Shares of common stock to be sold in this offering offered by the Company (50%)	4,500,000
16,700,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(2,999)
Net proceeds from this offering	67,500
$64,501
Denominator:
Shares of common stock outstanding prior to this offering	12,200,000
Shares of common stock to be sold in this offering (25%)	2,250,000
14,450,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 1,200,000 shares of our common stock held by 3 (three) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 29, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Levi Jacobson	6,000,000	500,000	5,500,000	25.94%
Maryna Bleier	6,000,000	500,000	5,500,000	25.94%
V Financial Group, LLC	200,000	200,000	0	0%
Total	12,200,000	1,200,000	11,000,000	51.88%

* Levi Jacobson is the Chief Executive Officer, Chief Financial Officer, and Director of the Company.

* Maryna Bleier is the Secretary of the Company.

* Thomas DeNunzio is the controlling party of V Financial Group, LLC.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Levi Jacobson, our sole officer and director and selling stockholder through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Jacobson or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the selling shareholders may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $.03 per share. The sale of our common stock offered by us or Mr. Jacobson through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 12,200,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 1,200,000 shares of its common stock for sale at the price of $0.03 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Levi Jacobson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Levi Jacobson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Levi Jacobson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jacobson is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jacobson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Levi Jacobson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 9,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company or Mr. Jacobson may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $0.03 per share.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $35,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Hemp Naturals, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 12,200,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our Secretary Maryna Bleier. Our office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160.

Shell Company Status

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

-The Company’s shell company status results in the following consequences:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Levi Jacobson	26	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, Director
Maryna Bleier	28	Secretary

Levi Jacobson- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, Director

Mr. Jacobson studied business and economics at Touro College, which he graduated from in 2014. From January 2915 to August 2015 Mr. Jacobson worked for Blue Car Enterprise as a Manager/Director specializing in sales and ad management.

Maryna Bleier- Secretary

Mrs. Bleier graduated from the National Institute of Business in Ukraine with an International Business and Entrepreneurial Degree in 2008. From 2009 until 2014 Mrs. Bleier was self-employed as an importer of Ukrainian goods. The goods she has successfully imported into the United States have been distributed throughout the Country with a particular emphasis on Brighton Beach in Brooklin.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of January 29, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Levi Jacobson, CEO, CFO, COO, CAO, Director	(1)	-	-	600 (2)	-	-	-	-	$600

Maryna Bleier, Secretary	(1)	-	-	600 (2)	-	-	-	-	$600

(1) The Company was incorporated in the State of Delaware on November 13, 2015

(2) On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson as Director Compensation and 6,000,000 shares of restricted common stock to Maryna Bleier as Executive Compensation. The shares were issued in exchange for developing the Company’s business plan. No monies were paid for the shares and they were issued at par value which is .0001.

Compensation of Directors

The table below summarizes all compensation of our directors as of January 29, 2016.

Name and principal position (a)	As of January 29, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Levi Jacobson, CEO, CFO, COO, CAO, Director	(1)	-	-	600 (2)	-	-	-	-	$600

(1) The Company was incorporated in the State of Delaware on November 13, 2015

(2) On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson The shares were issued in exchange for developing the Company’s business plan. No monies were paid for the shares and they were issued at par value which is .0001.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 29, 2016 the Company has 12,200,000 shares of common stock and no shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Levi Jacobson	6,000,000	49.18%	-	-	49.18%
Maryna Bleier	6,000,000	49.18%	-	-	49.18%
5% Shareholders
None	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 13, 2015.

On November 18, 2015 Levi Jacobson was appointed as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and Director.

On November 18, 2015 Maryna Bleier was appointed as Secretary.

On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson and 6,000,000 shares of restricted common stock to Maryna Bleier. The shares were issued in exchange for developing the Company’s business plan. No monies were paid for the shares and they were issued at par value which is .0001.

On November 30, 2015, V Financial Group LLC was issued 200,000 shares of restricted common stock with a par value of $.0001 for services rendered to the Company. Thomas DeNunzio is the controlling party for V Financial Group LLC.

*At this time our office space is provided to us rent free by our Secretary Maryna Bleier. Our office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

Hemp Naturals, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Audited Financial Statements:

Balance Sheet	F3

Statement of Operations	F4

Statement of Changes in Stockholders’ Deficit	F5

Statement of Cash Flows	F6

Notes to Financial Statements	F7-F10

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Hemp Naturals, Inc

Sunny Isles Beach, Florida

We have audited the accompanying balance sheet of Hemp Natural, Inc. (the "Company") as of November 30, 2015 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from November 13, 2015 (date of inception) through November 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of November 30, 2015 and the results of its operations and its cash flows for the period from November 13, 2015 (inception) through November 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a net loss, has nominal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 28, 2016

- F2 -

Hemp Naturals, Inc.
Balance Sheet

November 30, 2015

ASSETS

CURRENT ASSETS:
Cash	$100

Total Current Assets	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Accrued expenses	3,099

Total Liabilities	3,099

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ( $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2015)	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 12,200,000 shares	1,220
issued and outstanding as of November 30, 2015)

Additional paid in capital	10,100

Accumulated deficit	(14,319)
Total Stockholders' deficit	(2,999)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$100

The accompanying notes are an integral part of these financial statements.

- F3 -

Hemp Naturals, Inc.
Statement of Operations

For the period from November 13 (date of inception) to November 30, 2015

Operating Expenses

General and Administrative Expenses	$14,319
Total Operating Expenses	14,319

Operating loss	(14,319)

Net loss	$(14,319)

Loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding	12,015,385

The accompanying notes are an integral part of these financial statements.

- F4 -

Hemp Naturals, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from November 13, 2015(date of inception) to November 30, 2015

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance November 13, 2015 (date of inception)	-	$-	$-	$-	$-
November 18, 2015 - Common shares issued for services rendered at $.0001 per share	12,000,000	1,200		-	1,200
November 30, 2015 - Common shares issued for services rendered at $.0001 per share	200,000	20			20

Net loss for the period				(14,319)	(14,319)
					-
Contributed Capital			10,100		10,100

Balance November 30, 2015	12,200,000	$1,220	$10,100	$(14,319)	$(2,999)

 The accompanying notes are an integral part of these financial statements.

- F5 -

Hemp Naturals, Inc.
Statement of Cash Flows

For the period from November 13 (date of inception) to November 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,319)
Adjustments to reconcile Net Loss to net cash provided by (used in) operating activities:
Expenses contributed to capital	10,100
Stock based compensation	1,220

Changes in current assets and liabilities:
Accrued expenses	3,099

Net cash provided by Operating Activities	100

Net increase in cash	100
Beginning cash balance	-
Ending cash balance	$100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

 The accompanying notes are an integral part of these financial statements.

- F6 -

Hemp Naturals, Inc.

Notes to the financial statements

Note 1 – Organization and Description of Business

Hemp Naturals, Inc. (the Company) was incorporated under the laws of the State of Delaware on November 13, 2015. The Company intends to offer consumer goods that are made of industrial hemp and or the non psychoactive ingredients of the cannabis plant.

The Company has elected November 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2015 were $100.

- F7 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at November 30, 2015.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of November 30, 2015 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans November 30, 2015.

The Company’s stock based compensation from November 13, 2015 (date of inception) through November 30, 2015 was $1,220.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

- F8 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at November 30, 2015.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Accrued Expenses

Accrued expenses totaled $3,099 as of November 30, 2015 and mainly consisted of professional fees.

Note 5 – Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $14,319 which begins expiring in 2034. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of November 30, 2015 after applying enacted corporate income tax rates, is net operating loss carryforward of $4,868 and a valuation allowance of $(4,868) which is a total deferred tax asset of $0.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 6 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of November 30, 2015.

- F9 -

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has no shares of preferred stock issued and outstanding as of November 30, 2015.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 12,200,000 shares of common stock issued and outstanding as of November 30, 2015.

The Company does not have any potentially dilutive instruments as of November 30, 2015 and, thus, anti-dilution issues are not applicable.

On November 30, 2015, V Financial Group LLC was issued 200,000 shares of restricted common stock with a par value of $.0001 for services rendered to the Company. The fair value of the transaction is $20.00. Thomas DeNunzio is the controlling party for V Financial Group LLC.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Additional Paid In Capital

During the period ending November 30, 2015 our CEO paid a combined $10,100 in operating expenses which is recorded as additional paid in capital.

Note 8 – Related-Party Transactions

Contributed Capital

As of November 30, 2015, our CEO has provided the Company contributed capital totaling $10,100.

Office Space

At this time our office space is provided to us rent free by our Secretary Maryna Bleier. Our office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160.

Equity

On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson and 6,000,000 shares of restricted common stock to Maryna Bleier. The shares were issued in exchange for developing the Company’s business plan. The fair value of the shares issued as compensation was $0.0001 per share. The Company recorded 1,220 in stock based compensation.

Note 9 – Subsequent Events

The Company has evaluated the events subsequent to the preparation of these financial statements and determined that no other material events have taken place through the date of this filing.

- F10 -

 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Hemp Naturals, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Hemp Naturals, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson and 6,000,000 shares of restricted common stock to Maryna Bleier. The shares were issued in exchange for developing the Company’s business plan. No monies were paid for the shares and they were issued at par value which is .0001.

On November 30, 2015, V Financial Group LLC was issued 200,000 shares of restricted common stock with a par value of $.0001 for services rendered to the Company. Thomas DeNunzio is the controlling party for V Financial Group LLC.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Delaware Secretary of State on November 13, 2015 (1)
1A-2B	By-laws (1)
1A-4	Sample Subscription Agreement (1)
1A-11	Consent of Accounting Firm (1)
1A-12	Legal Opinion Letter (1)

____________________

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160 on January 29, 2016.

Hemp Naturals, Inc.

By: /s/ Levi Jacobson
Name: Levi Jacobson
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: January 29, 2016

Pursuant to the requirements of the Securities Act of 1933, this Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: January 29, 2016

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: Chief Financial Officer (Principal Financial Officer)  Date: January 29, 2016

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: January 29, 2016